Exhibit 99.2

Plains Exploration & Production Company 700 Milam, Suite 3100, Houston, TX 77002

NEWS RELEASE

FOR IMMEDIATE RELEASE

PXP ANNOUNCES AMENDMENT OF CASH TENDER OFFER FOR

7% SENIOR NOTES DUE 2017

Houston, Texas, November 17, 2011 — Plains Exploration & Production Company (NYSE: PXP) announced today that it has amended its previously announced tender offer for its 7% Senior Notes due 2017 (the “notes”). The tender offer has been amended to:

•

increase the maximum outstanding principal amount of the notes that PXP is offering to purchase from $400 million to $500 million, which represents all of the outstanding principal amount of the notes and will result in no pro ration of the tendered notes,

•

extend the time period through which holders who validly tender notes will receive the early tender premium of $10.00 per $1,000 principal amount of notes accepted for purchase from 5:00 p.m., New York City time, on November 30, 2011, to 12:00 midnight (one minute after 11:59 p.m.) on December 1, 2011, and

•

extend the time at which the tender offer will expire from 5:00 p.m., New York City time, on December 15, 2011 to 12:00 midnight (one minute after 11:59 p.m.), New York City time, on December 15, 2011.

As of 11:30 a.m., New York City time, on the date hereof, none of the notes have been tendered pursuant to the tender offer.

Except as modified hereby, all other terms and conditions of the tender offer remain unchanged.

Except as required by law, tendered notes may not be withdrawn unless the tender offer is terminated without any notes being purchased thereunder. In the event of a termination of the tender offer, the notes tendered pursuant to the tender offer will be promptly returned to the tendering holders.

PXP has engaged J.P. Morgan Securities LLC to act as Dealer Manager and Solicitation Agent and MacKenzie Partners, Inc. to act as Information Agent and Depositary in connection with the tender offer. Questions regarding the terms of the offer may be directed to J.P. Morgan Securities LLC at (800) 245-8812 (U.S. toll free) or (212) 270-9153. Questions regarding tender procedures or requests for documentation may be directed to MacKenzie Partners, Inc. at (212) 929-5500.

This press release does not constitute an offer to sell or purchase, or the solicitation of an offer to sell or purchase with respect to, any security, nor shall there be any offer, solicitation, purchase or sale in any state or jurisdiction in which such offer, solicitation, purchase or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The tender offer is being made solely pursuant to, and is subject to the conditions that are set forth in, the Offer to Purchase and related documents made available to the holders of the notes.

PXP is an independent oil and gas company primarily engaged in the activities of acquiring, developing, exploring and producing oil and gas in California, Texas, Louisiana and the Gulf of Mexico. PXP is headquartered in Houston, Texas.

ADDITIONAL INFORMATION & FORWARD-LOOKING STATEMENTS

This press release contains forward-looking information regarding PXP that is intended to be covered by the safe harbor “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements included in this press release that address activities, events or developments that PXP expects, believes or anticipates will or may occur in the future are forward-looking statements. These include statements regarding the tender offer, payments thereunder and results therefrom, and other guidance included in this press release. These statements are based on PXP’s current expectations and projections about future events and involve known and unknown risks, uncertainties, and other factors that may cause PXP’s actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Please refer to PXP’s filings with the SEC, including PXP’s Form 10-K for the year ended December 31, 2010, for a discussion of these risks.

All forward-looking statements in this press release are made as of the date hereof, and you should not place undue reliance on these statements without also considering the risks and uncertainties associated with these statements and PXP’s business that are discussed in this press release and PXP’s other filings with the SEC. Moreover, although we believe the expectations reflected in the forward-looking statements are based upon reasonable assumptions, we can give no assurance that we will attain these expectations or that any deviations will not be material. Except as required by law, we do not intend to update these forward-looking statements and information.

Contact: Hance Myers: hmyers@pxp.com; 713.579.6291

# # #